UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On December 27, 2011 (the “Closing Date”), MGPI of Indiana, LLC (“Purchaser”), a wholly-owned subsidiary of MGP Ingredients, Inc. (the “Registrant”), closed its previously-announced acquisition (the “Acquisition”) of substantially all of the assets (“Assets”) of Lawrenceburg Distillers Indiana, LLC (“Seller”) used or held for use by it in its alcohol beverage distillery business, which produces customized and premium grade whiskeys, gin, and grain neutral spirits, and related bulk barrel storage facilities, blending operations and a tank farm, all located in Greendale and Lawrenceburg, Indiana, and a grain elevator operation in Rushville, Indiana (the “Distillery Business”). Purchaser also assumed certain specified liabilities described in the Asset Purchase Agreement, dated October 20, 2011, between Purchaser, Seller and Angostura US Holdings Limited (“Parent”).

Seller also operated a business engaged in the packaging, bottling and finished goods warehousing of alcoholic beverages in Greendale and Lawrenceburg, Indiana (the “Bottling and Packaging Business”).  The Agreement excluded the transfer of the assets relating to the Bottling and Packaging Business; those assets were sold by Seller to a third party unaffiliated with Registrant or Purchaser simultaneously with the closing of the sale of the Assets of the Distillery Business to Purchaser.

The purchase price was equal to the amount by which the current assets related to the Distillery Business exceeded the current liabilities related to the Distillery Business as of the Closing Date, which amount as estimated at closing was $11 million.  Payment of the purchase price is subject to post-closing adjustments, and a portion of the purchase price will be deposited in an escrow account to fund a working capital true-up and possible future indemnification claims.   Registrant funded the purchase price through its revolving credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), which revolving credit facility was summarized in Registrant's Annual Report on Form 10-K for the fiscal year ended June 20, 2011, a Current Report on Form 8-K filed on October 21, 2011 and a Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. After giving effect to the draw on its revolving credit facility to fund the purchase price, Registrant's outstanding borrowings under the facility aggregated approximately $21 million.

Prior to the closing of the Acquisition, none of Registrant or any of its affiliates or any Registrant director or officer, nor Purchaser or any of its affiliates or any Purchaser manager or officer, had any material relationship with Seller or Parent.

The foregoing description of the Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 2.01 of this Current Report relating to the revolving credit facility with Wells Fargo is incorporated in this Item 2.03 by reference.

Item 7.01.       Regulation FD Disclosure.

                On December 28, 2011, the Registrant issued a press release describing the closing of the Acquisition reported under Item 2.01 hereof, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01.

Item 9.01.       Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Registrant intends to file financial statements of the Distillery Business for the periods specified in Rule 3-05(b) of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information.

Registrant intends to file the pro forma financial information required pursuant to Article 11 of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(d) Exhibits.

2.1         Asset Purchase Agreement, dated as of October 20, 2011, by and among Lawrenceburg Distillers Indiana, LLC, Angostura US Holdings Limited and MGPI of Indiana, LLC**.

99.1       Press Release, dated December 28, 2011, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

__________________________
              ** Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant hereby undertakes to furnish copies supplementally of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    MGP INGREDIENTS, INC.

Date: December 28, 2011	By:	/s/ Timothy W. Newkirk
Timothy W. Newkirk, President and Chief Executive Officer